CREATIVE DEVELOPMENT AGREEMENT

         THIS AGREEMENT is made this 7th day of March, 1997, between ARROW MARKETING INC., a Florida corporation, (hereinafter "Arrow") and FREDERICK BREWING COMPANY, (hereinafter "the client").

                                    RECITALS

         1. The Client wishes to retain ARROW MARKETING INC. to provide certain creative services for integration in the Lead Generation/Corporate Relations campaign for the client to be run by CRG.

         2. Arrow Marketing is willing to provide such creative services as are more fully described below.

         NOW THEREFORE, in consideration of the mutual promises contained herein, it is agreed as follows:

         DUE DILIGENCE PACKAGE

         1. That Arrow Marketing will write, design, supervise production and print 1,000 packages of creative materials for use by CRG to use in a campaign for the client company. This package shall include:

            (a) 12 page color brochure.

            (b) Logo folder. (1,000 extra to be printed and delivered to the client within 30 days.)

            (c) Mailing envelope.

            (d) Four (4) inserts:

                 Chairman's or President's letter
                 3 Financial charts
                 Management bio
                 Reply form keyed to CRG

            (e) Market management report

                12 page analyst type report on your company

            (f) Road show blow-ups.

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         2. The client, in turn, shall pay Arrow Marketing, Inc. the sum of
Seventy-Five Thousand and 00/100 Dollars, U.S. ($75,000.00) for the total package described above.

         3. The client understands and agrees that the project price of $75,000.00, to be paid to Arrow Marketing prior to inception of the project, does not include photography, shipping, D.H.L. and any travel and accommodations to perform needed services. If the client has professional photography and art work already done, Arrow will integrate that photography and art work into the campaign to lower the client's photography costs. The client further understands and agrees that if photography is needed, the client will be quoted and billed directly for this. No such work shall be done and no bills therefore shall be paid by the client unless the work and fees have been approved in advance by the client.

         4. The client agrees to grant access to Arrow Marketing personnel to corporate and promotional materials and management interviews and to fully cooperate in the due diligence process.

         5. The client covenants and warrants that any information submitted for dissemination will be truthful, accurate, in compliance with all copyright laws and all other applicable laws and regulations and will not be submitted in connection with any improper or illegal act or deed.

         6. The client understands and agrees that the fee for the above listed services are $75,000.00, U.S. for a six (6) month period, the fee to be paid in advance.

         7. The client further understands that it will be billed at cost for telephone, Federal Express, postage and all campaign related expenses.

         8. The client will be charged and billed an additional $5,000.00 retainer against which actual wire costs to the news services will be billed.

         9. The parties understand and agree that Arrow Marketing shall prepare proofs and/or tapes of the agreed upon materials and information, except for dissemination, for the clients review and approval.

             (a) Arrow shall make all corrections and changes that the client may request.

             (b) All approvals, corrections and change of proofs by the client shall be signed by a duly authorized representative of the client.

         10. The client assumes and claims all responsibility and liability of the content of all information disseminated on behalf of the Client which has been approved by the client. The client shall indemnify and hold Arrow harmless from and against all demands, claims or liability

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arising for any reason due to the context of information disseminated on behalf of the client. This indemnity shall include any costs incurred by Arrow including, but not limited to, legal fees and expenses incurred both in administrative proceedings, at trial and appellate levels, in settlement of claims an payment of any judgment against Arrow.

         11. This writing contains the entire agreement of the parties. No representations were made or relied upon by either party, other than those expressly set forth herein.

         12. This Agreement's validity, interpretation and performance shall be controlled by and construed under the laws of the State of Florida. The proper venue and jurisdiction shall be the Circuit Court in Orange County, Florida.

         13. In the event of the institution of any legal proceeding or litigation at the trial level or appellate level, with regard to this agreement, the prevailing party shall be entitled to receive from the non-prevailing party all costs, reasonable attorneys fees and expenses.

         14. Notices. All notices or other documents under this Agreement shall be in writing and delivered personally or mailed by certified mail, postage prepaid, addressed to the representative or company as follows:

        COMPANY:       ARROW MARKETING, INC.
                       1801 Lee Road, Suite 306
                       Winter Park, Florida 32789
                       Attn:  Irmgard Dotzauer, President

        CLIENT:        FREDERICK BREWING COMPANY
                       4607 Wedgewood Blvd.
                       Frederick, MD  21703
                       Attn:  Kevin E. Brannon, Chairman/CEO

        IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

ARROW MARKETING, INC.


By:  /s/ Irmgard Dotzauer
-----------------------------
Irmgard Dotzauer, President

FREDERICK BREWING COMPANY


By:  /s/ Kevin E. Brannon
------------------------------
Kevin E. Brannon, Chairman/CEO

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